UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
May 13, 2008

Rockford Corporation
(Exact name of registrant as specified in its charter)

Arizona (State or other Jurisdiction of Incorporation)	000-30138 (Commission File Number)	86-0394353 (IRS Employer Identification No.)
600 South Rockford Drive
Tempe, Arizona 85281
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code:
(480) 967-3565
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Termination of a Material Definitive Agreement.
     On May 13, 2008, we paid $1,200,000 in cash to purchase:
•	$2,000,000 in aggregate principal amount of our 4.5% Convertible Senior Subordinated Secured Notes due 2009 (the “Notes”), including accrued interest through the purchase date, plus

•	associated warrants (“Warrants”) to purchase 190,000 shares of our common stock.
     Prior to our purchase, the Notes and Warrants were held by Citigroup, Inc. We paid the $1,200,000 purchase price for the Notes and Warrants to Citigroup.
     We have no material relationship with Citigroup other than in respect of the Notes and Warrants.
     We elected to purchase the Notes and Warrants after discussions with Citigroup about its interest in selling the Notes and Warrants at a discount from their face value. The repurchase will reduce the dilutive effect of the Notes and Warrants to our stockholders.
     Upon purchase, we canceled the Notes and Warrants we acquired. The Notes and Warrants were initially sold to accredited investors in reliance on Regulation D under the Securities Act of 1933, as amended, pursuant to a Securities Purchase Agreement dated as of June 10, 2004 and as amended on November 12, 2004.
     Investors continue to own $7,500,000 of outstanding aggregate principal amount of our 4.5% Convertible Senior Subordinated Secured Notes due 2009 and warrants to purchase 771,573 shares. No amendments were made to the Indenture governing the notes or other operative agreements relating to the notes and warrants in connection with the purchase. These documents continue to govern the notes and warrants that remain outstanding.

Item 7.01.	Regulation FD Disclosure.
     On May 13, 2008, Rockford issued a news release regarding the purchase of the Notes and Warrants. A copy of the news release is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(c) The following exhibits are furnished herewith:
99.1	News release of Rockford dated May 13, 2008, “Rockford Corporation Announces Repurchase of a Portion Of Outstanding Convertible Notes And Warrants.”

          SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 13, 2008

ROCKFORD CORPORATION
By:	/s/ William R. Jackson
William R. Jackson
President

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	News release of Rockford dated May 13, 2008, “Rockford Corporation Announces Repurchase of a Portion Of Outstanding Convertible Notes And Warrants.”